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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 23, 2001, included in this Form 10-KSB into International Lottery & Totalizator Systems, Inc.'s previously filed Registration Statements File No. 2-99618, No. 33-34123, No. 33-79938, No. 33-69008 and No. 33-78194. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.



ARTHUR ANDERSEN LLP



San Diego, California
March 23, 2001